CENTENNIAL ENERGY HOLDINGS, INC.

$30,000,000 3.99% Senior Notes, Series A, due December 20, 2019
$80,000,000 4.57% Senior Notes, Series B, due December 20, 2022
$40,000,000 4.97% Senior Notes, Series C, due December 20, 2027
$5,000,000 3.99% Senior Notes, Series D, due December 20, 2019
$55,000,000 4.57% Senior Notes, Series E, due December 20, 2022
$40,000,000 4.97% Senior Notes, Series F, due December 20, 2027

______________

NOTE PURCHASE AGREEMENT

______________

Dated December 20, 2012

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TABLE OF CONTENTS
SECTION    HEADING    PAGE

SECTION 1.    AUTHORIZATION OF NOTES    1
SECTION 2.    SALE AND PURCHASE OF NOTES    1
SECTION 3.    CLOSING    2
SECTION 4.    CONDITIONS TO CLOSING    2
Section 4.1.    Representations and Warranties    2
Section 4.2.    Performance; No Default    2
Section 4.3.    Compliance Certificates    3
Section 4.4.    Opinions of Counsel    3
Section 4.5.    Purchase Permitted by Applicable Law, Etc    3
Section 4.6.    Sale of Other Notes    3
Section 4.7.    Payment of Special Counsel Fees    3
Section 4.8.    Private Placement Number    4
Section 4.9.    Changes in Corporate Structure    4
Section 4.10.    Funding Instructions    4
Section 4.11.    Proceedings and Documents    4
Section 4.12.    First Closing    4
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY    4
Section 5.1.    Organization; Power and Authority    4
Section 5.2.    Authorization, Etc    4
Section 5.3.    Disclosure    5
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    5
Section 5.5.    Financial Statements; Material Liabilities    6
Section 5.6.    Compliance with Laws, Other Instruments, Etc    6
Section 5.7.    Governmental Authorizations, Etc    6
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    6
Section 5.9.    Taxes    7
Section 5.10.    Title to Property; Leases    7
Section 5.11.    Licenses, Permits, Etc    7
Section 5.12.    Compliance with ERISA    7
Section 5.13.    Private Offering by the Company    8
Section 5.14.    Use of Proceeds; Margin Regulations    8
Section 5.15.    Existing Indebtedness; Future Liens    8
Section 5.16.    Foreign Assets Control Regulations, Etc    9

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Section 5.17.    Status under Certain Statutes    10
Section 5.18.    Environmental Matters    10
SECTION 6.    REPRESENTATIONS OF THE PURCHASERS    11
Section 6.1.    Purchase for Investment    11
Section 6.2.    Source of Funds    11
SECTION 7.    INFORMATION AS TO COMPANY    12
Section 7.1.    Financial and Business Information    12
Section 7.2.    Officer’s Certificate    15
Section 7.3.    Visitation    16
Section 7.4.    Electronic Delivery    16
SECTION 8.    PAYMENT AND PREPAYMENT OF THE NOTES    17
Section 8.1.    Maturity    17
Section 8.2.    Optional Prepayments with Make-Whole Amount    17
Section 8.3.    Change in Control    17
Section 8.4.    Allocation of Partial Prepayments    18
Section 8.5.    Maturity; Surrender, Etc.    18
Section 8.6.    Purchase of Notes    19
Section 8.7.    Make-Whole Amount    19
Section 8.8.    Payment in Connection with Asset Sale    20
Section 8.9.    Payments Due on Non-Business Days    21
SECTION 9.    AFFIRMATIVE COVENANTS.    21
Section 9.1.    Compliance with Laws    21
Section 9.2.    Insurance    22
Section 9.3.    Maintenance of Properties    22
Section 9.4.    Payment of Taxes and Claims    22
Section 9.5.    Corporate Existence, Etc    22
Section 9.6.    Books and Records    22
Section 9.7.    Subsidiary Guarantors    23
SECTION 10.    NEGATIVE COVENANTS.    23
Section 10.1.    Transactions with Affiliates    23
Section 10.2.    Merger, Consolidation, Etc    24
Section 10.3.    Line of Business    25
Section 10.4.    Terrorism Sanctions Regulations    25
Section 10.5.    Liens    25
Section 10.6.    Sale of Assets    27
Section 10.7.    Priority Debt    28
Section 10.8.    Maximum Company Capitalization Ratio    28
Section 10.9.    Minimum Interest Coverage Ratio    28
Section 10.10.    Activities of International Subsidiaries    28

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Section 10.11.    Project Finance Subsidiary    28

SECTION 11.    EVENTS OF DEFAULT    29
SECTION 12.    REMEDIES ON DEFAULT, ETC    31
Section 12.1.    Acceleration    31
Section 12.2.    Other Remedies    31
Section 12.3.    Rescission    32
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc    32
SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES    32
Section 13.1.    Registration of Notes    32
Section 13.2.    Transfer and Exchange of Notes    32
Section 13.3.    Replacement of Notes    33
SECTION 14.    PAYMENTS ON NOTES    33
Section 14.1.    Place of Payment    33
Section 14.2.    Home Office Payment    34
SECTION 15.    EXPENSES, ETC    34
Section 15.1.    Transaction Expenses    34
Section 15.2.    Survival    35
SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT    35
SECTION 17.    AMENDMENT AND WAIVER    35
Section 17.1.    Requirements    35
Section 17.2.    Solicitation of Holders of Notes    35
Section 17.3.    Binding Effect, Etc    36
Section 17.4.    Notes Held by Company, Etc    36
Section 17.5.    Series D Notes, Series E Notes and Series F Notes Deemed Outstanding    37
SECTION 18.    NOTICES    37
SECTION 19.    REPRODUCTION OF DOCUMENTS    37
SECTION 20.    CONFIDENTIAL INFORMATION    38

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SECTION 21.    SUBSTITUTION OF PURCHASER    39
SECTION 22.    MISCELLANEOUS    39
Section 22.1.    Successors and Assigns    39
Section 22.2.    Accounting Terms    39
Section 22.3.    Severability    39
Section 22.4.    Construction, Etc    40
Section 22.5.    Counterparts    40
Section 22.6.    Governing Law    40
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial    40
Signature    41

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SCHEDULE A    —    DEFINED TERMS

SCHEDULE 1-A     —    Form of Series A Note

SCHEDULE 1-B     —    Form of Series B Note

SCHEDULE 1-C     —    Form of Series C Note

SCHEDULE 1-D     —    Form of Series D Note

SCHEDULE 1-E     —    Form of Series E Note

SCHEDULE 1-F     —    Form of Series F Note

SCHEDULE 4.4(a)    —    Form of Opinion of Special Counsel for the Company

SCHEDULE 4.4(b)    —    Form of Opinion of General Counsel for the Company

SCHEDULE 4.4(c)    —    Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.4     —    Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.15    —    Existing Indebtedness

SCHEDULE 10.5    —    Existing Liens

SCHEDULE B    —    INFORMATION RELATING TO PURCHASERS

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CENTENNIAL ENERGY HOLDINGS, INC.
1200 West Century Avenue
Bismarck, North Dakota 58503

December 20, 2012

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE B HERETO:
Ladies and Gentlemen:
Centennial Energy Holdings, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.
The Company will authorize the issue and sale of (a) $30,000,000 aggregate principal amount of its 3.99% Senior Notes, Series A, due December 20, 2019, to be substantially in the form set out in Schedule 1-A (the “Series A Notes”), (b) $80,000,000 aggregate principal amount of its 4.57% Senior Notes, Series B, due December 20, 2022, to be substantially in the form set out in Schedule 1-B (the “Series B Notes”), (c) $40,000,000 aggregate principal amount of its 4.97% Senior Notes, Series C, due December 20, 2027, to be substantially in the form set out in Schedule 1-C (the “Series C Notes”), (d) $5,000,000 aggregate principal amount of its 3.99% Senior Notes, Series D, due December 20, 2019, to be substantially in the form set out in Schedule 1-D (the “Series D Notes”), (e) $55,000,000 aggregate principal amount of its 4.57% Senior Notes, Series E, due December 20, 2022, to be substantially in the form set out in Schedule 1-E (the “Series E Notes”) and (f) $40,000,000 aggregate principal amount of its 4.97% Senior Notes, Series F, due December 20, 2027, to be substantially in the form set out in Schedule 1-F (the “Series F Notes” and together with the Series A Notes, the Series B Notes, the Series C Notes, the Series D Notes and the Series E Notes, individually and collectively, the “Notes”). Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2.	SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the applicable Closing provided for in Section 3, Notes in the principal amount and in the series specified opposite such

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Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, IL 60603-4080, at 11:30 a.m., New York City local time, at a closing on December 20, 2012 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers, with respect to the Series A Notes, the Series B Notes and the Series C Notes (the “First Closing”), and at a closing on February 20, 2013 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers, with respect to the Series D Notes, the Series E Notes and the Series F Notes (the “Second Closing,” each of the First Closing and the Second Closing, a “Closing”). At each Closing the Company will deliver to each Purchaser the respective Notes to be purchased by such Purchaser in the form of a single Series A Note, Series B Note, Series C Note, Series D Note, Series E Note or Series F Note, as the case may be (or such greater number of applicable Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 163095535494 at US Bank, N.A., ABA #091300023 for credit of Centennial Energy Holdings, Inc. If at either Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure of the Company to tender such Notes.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the applicable Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the applicable Closing.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the applicable Closing. Before and after giving effect to the issue and sale of the applicable Notes

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(and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the applicable Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the applicable Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of such Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the applicable Closing from (a) Cohen Tauber Spievack & Wagner P.C., special counsel for the Company, and Paul K. Sandness, Esq., General Counsel of the Company, covering the matters set forth in Schedules 4.4(a) and 4.4(b), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of each Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with each Closing the Company shall sell to each Purchaser and each

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Purchaser shall purchase the Notes to be purchased by it at the applicable Closing as specified in Schedule B.
Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before each Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number. Private Placement Numbers issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.
Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent Centennial Financial Statements.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of each Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the applicable Notes is to be deposited.
Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.12.    First Closing. For the Second Closing, the consummation of the First Closing as contemplated herein shall have occurred.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such

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qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agent, J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the most recent Centennial Financial Statements (collectively, the “Disclosure Documents”) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since the end of the most recent fiscal year for which audited financial statements have been furnished, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    . (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

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(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the Centennial Financial Statements. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

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Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2006.
Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade

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names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, the Code, other applicable federal and state law and published interpretations thereunder, except for any such failure that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
(b)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(b) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any

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Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of this Agreement. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of it property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness not permitted by Section 10.5.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of Treasury (“OFAC“) (an “OFAC Listed Person“), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions

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Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1)    Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in

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violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

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(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be related within the meaning of Part VI(h) of the QPAM Exemption, and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

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(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, as of the last day of its most recent calendar quarter, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), a copy of its,
(i)    unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the

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companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that, at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);
(b)    Annual Statements — within 120 days after the end of each fiscal year of the Company, a copy of its;
(i)    consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
provided that, at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

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(d)    Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any Reportable Event; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Resignation or Replacement of Auditors — within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and
(h)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the

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Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:
(a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

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(b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements:
(i)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;
(ii)    the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet;
(iii)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or
(iv)    the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;
provided however, that in the case of any of clauses (ii), (iii) or (iv), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

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SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Change in Control.
(a)    Notice of Change of Control — The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.3.
(b)    Offer to Prepay Notes — The offer to prepay the Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 60 days after the date of such offer.
(c)    Acceptance — A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the

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Company not later than 15 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to the offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.
(d)    Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount. The Prepayment shall be made on the Proposed Prepayment Date.
(e)    Officer’s Certificate — Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (iv) that the conditions of this Section 8.3 have been fulfilled; and (v) in reasonable detail, the nature of the Change in Control.
(f)    Assumptions — All calculations contemplated in this Section 8.3 involving the capital stock or other equity interest of any Person shall be made with the assumption that all convertible securities of such Person then outstanding and all convertible securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock or other equity interests of such Person were exercised at such time.
Section 8.4.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.5.    Maturity; Surrender, Etc.     In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.6.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an

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offer to purchase made by the Company or any Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 30% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.7.    Make-Whole Amount.
“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

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If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.5 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8.    Payment in Connection with Asset Sale.

If the Company makes an offer to prepay the Notes in connection with an Asset Sale pursuant to Section 10.6, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Section 8.8 and describe in reasonable detail the Asset Sale giving rise to such offer to prepay the Notes, (ii) specify the pro rata portion of each Note being offered to be prepaid (as determined in accordance with Section 10.6), (iii) specify a date which is a Business Day not less than 30 days and not more than 60 days after the date of such notice (the “Asset Sale Prepayment Date”) and specify the Asset

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Sale Response Date (as defined below) and (iv) offer to prepay on the Asset Sale Prepayment Date such pro rata portion of each Note together with interest accrued thereon to the Asset Sale Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company (provided, however, that any holder who fails to so notify the Company shall be deemed to have rejected such offer) on a date at least 10 days prior to the Asset Sale Prepayment Date (such date 10 days prior to the Asset Sale Prepayment Date being the “Asset Sale Response Date”), and the Company shall prepay on the Asset Sale Prepayment Date such pro rata portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.8. No prepayment under this Section 8.8 shall include any Make-Whole Amount or other premium. If any holder shall reject such offer on or before the Asset Sale Response Date, such holder shall be deemed to have waived its rights under this Section 8.8 to require prepayment of all Notes held by such holder in respect of such Asset Sale.
Section 8.9.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
SECTION 9.    Affirmative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including

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deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims    . The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect. Subject to Sections 10.2 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts

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accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
Section 9.7.    Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:
(a)    enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including, without limitation, all indemnities, fees and expenses payable by the Company thereunder and (ii) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and
(b)    deliver the following to each of holder of a Note:
(i)    an executed counterpart of such Subsidiary Guaranty;
(ii)    a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);
(iii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and
(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

SECTION 10.	NEGATIVE COVENANTS.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates. The Company will not enter into any material transaction or arrangement or series of related transactions or arrangements that in the aggregate would be material with any

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Affiliate of the Company, and the Company shall not suffer or permit any Subsidiary (other than a Project Finance Subsidiary) to enter into any material transaction or arrangement or series of related transaction or arrangements that in the aggregate would be material with any Affiliate of the Company other than another Subsidiary of the Company that is a Wholly-Owned Subsidiary (but which is not a Project Finance Subsidiary), except (i) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained, taking into account all facts and circumstances, in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (ii) as permitted by Section 10.11, or (iii) (A) in the ordinary course and pursuant to the reasonable requirements of the business of WBI Energy Transmission as may be required by the Federal Energy Regulatory Commission or other appropriate Governmental Authorities having jurisdiction over WBI Energy Transmission, or (B) pursuant to the Asset Purchase Agreement, dated August 6, 1982, by and between Montana-Dakota and Williston Basin Interstate Pipeline Company (predecessor to WBI Energy Transmission), as amended by Amendment to the Asset Purchase Agreement, dated January 21, 1985, entered into in furtherance of the Revised Stipulation and Agreement of Settlement in FERC Docket No. CP82-487-000 et al. (the “Settlement Agreement”), to the extent that Article Twelve thereof requires WBI Energy Transmission, if and when it implements a pricing mechanism for WBI Energy Transmission-owned production which results in prices higher than cost-of-service pricing for such production, to make a payment to Montana-Dakota which is equal in amount to the adjustment made by Montana-Dakota pursuant to Section 10.1 of such Settlement Agreement; provided that all such transactions and agreements permitted by this clause (iii) do not, individually or in the aggregate, result in a Material Adverse Effect.
Section 10.2.    Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(b)    each such Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at

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such time and pursuant to documentation that is reasonably acceptable to the Required Holders; and
(c)    immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.
Section 10.3.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
Section 10.4.    Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.
Section 10.5.    Liens. The Company shall not, and shall not suffer or permit any Subsidiary (other than any Project Finance Subsidiary or any International Subsidiary) to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(a)any Lien existing on property of the Company or any Subsidiary on the date of this Agreement and identified in Schedule 10.5 securing Indebtedness outstanding on such date;
(b)Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 9.4;

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(c)carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, operators’ (including Liens arising under operating, pooling or unitizing agreements of a scope and nature customary in the oil and gas industry) or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and for which adequate reserves are maintained on the books of such Person;
(d)Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business under workers’ compensation laws, unemployment insurance and other social security or retirement benefits, or similar legislation;
(e)Liens on the property of the Company or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety, reclamation and appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;
(f)Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and the aggregate amount of the obligations secured by all such liens for the Company and its Subsidiaries (other than any Project Finance Subsidiary) does not exceed $50,000,000 at any time;
(g)easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;
(h)Liens on assets of Persons which become Subsidiaries after the date of this Agreement or liens existing on any property acquired by the Company or any Subsidiary at the time such property is acquired, provided that (A) such Liens existed at the time the respective Persons became Subsidiaries or at the time such property was acquired, as applicable, and were not created in anticipation thereof and (B) such Liens shall extend solely to the property so acquired and to identifiable proceeds thereof, and shall not attach to any other property of the Company or its Subsidiaries;
(i)purchase money security interests on any real or personal property acquired or held by the company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien

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attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;
(j)Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;
(k)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
(l)Liens arising in connection with Securitization Transactions; provided that the amount of all Securitization Obligations shall not at any time exceed $75,000,000;
(m)Liens on the stock or other equity interests of any Project Finance Subsidiary to secure obligations of such Project Finance Subsidiary (provided that the agreement under which any such Lien is created shall expressly state that it is non-recourse to the pledgor);
(n)Liens securing Indebtedness of a Subsidiary owed to the Company;
(o)Any Lien renewing, extending or refunding any Lien permitted by clause (a), (h) or (i) of this Section 10.5; provided that (i) the principal amount of the Indebtedness secured by the subject Liens is not increased over the amount of the Indebtedness secured thereby immediately prior to such extension, renewal or refunding, (ii) such Lien is not extended to any other property and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist; and
(p)Other Liens securing Indebtedness or judgments otherwise permitted herein outstanding in compliance with Section 10.7 provided, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility pursuant to this Section 10.5(p) unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
Section 10.6.    Sale of Assets. The Company shall not, and shall not permit any Subsidiary to, make any Asset Sale; provided, that so long as no Default or Event of Default exists both immediately prior to and after giving effect to any Asset Sale, the Company or any Subsidiary may make any Asset Sale if the Gross Proceeds Amount from such Asset Sale plus the Gross

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Proceeds Amounts from all other Asset Sales during the prior twelve months do not exceed 20% of Consolidated Total Assets as at the end of the prior fiscal quarter; provided, further, that Asset Sales in excess of the foregoing limits may be made if the Excess Proceeds Amount (i) (x) is applied to a Property Reinvestment Application within six months (or 12 months if the Excess Proceeds Amount is invested, not later than the end of the sixth month, in United States Governmental Securities maturing within 365 days after the closing date of any such Asset Sale) after any such Asset Sale and (y) is held, free from any Liens, prior to such Property Reinvestment Application in a segregated bank account with a bank that is not a creditor of the Company or any Subsidiary or, in the case of United States Governmental Securities, in a segregated account with an Acceptable Broker Dealer which is not a creditor or Affiliate of the Company or any Subsidiary; or (ii) is applied to the prepayment of the Notes in accordance with Section 8.8 at 100% of the principal amount thereof, without premium or Make-Whole Amount of any kind, together with interest accrued thereon pro rata with all other such Indebtedness then being prepaid, such pro rata portion of the Notes to be calculated by multiplying (A) the aggregate principal amount of unsubordinated Indebtedness to be so repaid by (B) a fraction, the numerator of which is the aggregate principal amount of Notes then outstanding and the denominator of which is the aggregate principal amount of unsubordinated Indebtedness then outstanding (including the Notes) that may receive any portion of such prepayment.
Section 10.7.    Priority Debt. The Company will not at any time permit the aggregate outstanding principal amount of Priority Debt to exceed 20% of Consolidated Net Worth.
Section 10.8.    Maximum Company Capitalization Ratio. The Company shall not permit the Company’s Capitalization Ratio to exceed 60% as of the end of any fiscal quarter. Inter-company receivables of the Company shall be excluded from the calculation of the Company’s Capitalization Ratio.
Section 10.9.    Minimum Interest Coverage Ratio.     The Company shall not permit the ratio of EBITDA to Interest Expense, in each case calculated for the period of four consecutive fiscal quarters ending on the date of calculation, to be less than 1.75 to 1.00 as of the last day of any fiscal quarter.
Section 10.10.    Activities of International Subsidiaries. The Company agrees that it will not permit any International Subsidiary, directly or indirectly, to be primarily engaged in the ownership or financing of assets located in, or to conduct the primary portion of its operations in, the United States.
Section 10.11.    Project Finance Subsidiary. The Company will not make any investments in, any Guaranty in respect or, or advances, loans, extensions of credit or capital contributions to any Project Finance Subsidiary which shall, in the aggregate, exceed $75,000,000 in value at any

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time (value of an investment for this purpose being defined as the original cost to the Company or any Subsidiary).

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 10.7, Section 10.8 or Section 10.9; or
(d)    the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or

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continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or
(g)    the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    one or more final judgments or orders for the payment of money aggregating in excess of $25,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(j)    (i) an ERISA Event with respect to a Pension Plan or Multiemployer Plan, or an ERISA Termination Event with respect to a Pension Plan, shall occur which has resulted or would reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 10% of Consolidated Net Worth; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of, a Pension Plan by the Company or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of 10% of Consolidated Net Worth; or (iii) the Company or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace

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period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or
(k)    any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders of the Notes may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the

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holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders of the Notes, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for

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all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of (i) Schedule 1-A, in the case of a Series A Note, (ii) Schedule 1-B, in the case of a Series B Note, (iii) Schedule 1-C, in the case of a Series C Note, (iv) Schedule 1-D, in the case of a Series D Note, (v) Schedule 1-E, in the case of a Series E Note, and (vi) Schedule 1-F, in the case of a Series F Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have

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been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or

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informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,000 per series. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Survival    . The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12

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relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20; and
(c)    Section 8.6 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company (either pursuant to a waiver under Section 17.1(c) in connection with such consent or subsequent to Section 8.6 having been amended pursuant to Section 17.1(c)) shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future

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holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 17.5.        Series D Notes, Series E Notes and Series F Notes Deemed Outstanding. Solely for purposes of the provisions of this Section 17, the Series D Notes, the Series E Notes and the Series F Notes shall be deemed outstanding on the First Closing.

SECTION 18.	NOTICES.
Except to the extent otherwise provided in Section 7.4, notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid), or (d) by electronic communication (including e-mail) to those Purchasers who include an e-mail address in Schedule B specifically for such purpose. Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address or e-mail address specified for such communications in Schedule B, or at such other address or e-mail address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address or e-mail address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer or to TreasuryServices@MDUResources.com, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

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SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or any holder of Notes as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or any holder of Notes prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any holder of Notes or any person acting on its behalf, (c) otherwise becomes known to such Purchaser or any holder of Notes other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or any holder of Notes under Section 7.1 that are otherwise publicly available. Each Purchaser and holder of Notes will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser, or such holder of Notes, respectively, in good faith to protect confidential information of third parties delivered to such Purchaser, or such holder of Notes, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this

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Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

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SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-1-025 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

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Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *
If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

CENTENNIAL ENERGY HOLDINGS, INC.

By /s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and Chief Financial Officer

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Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE   COMPANY

By:	Babson Capital Management LLC as Investment Adviser

By: /s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

C.M. LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC as Investment Adviser

By: /s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

MASSMUTAL ASIA LIMITED

By:	Babson Capital Management LLC as Investment Adviser

By: /s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

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Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

USAA LIFE INSURANCE COMPANY

By: /s/ John C. Spear
Name: John C. Spear
Title: Vice President Fixed-Income

USAA LIFE INSURANCE COMPANY OF NEW YORK

By: /s/ John C. Spear
Name: John C. Spear
Title: Vice President Fixed-Income

UNITED SERVICES AUTOMOBILE ASSOCIATION

By: /s/ Donna J. Baggerly
Name: Donna J. Baggerly
Title: Vice President Insurance Portfolios

{00163867.DOC; 9}    -44-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By /s/ Jerome R. Baier
Its: Authorized Representative

NORTHWESTERN LONG TERM CARE INSURANCE COMPANY

By /s/ Jerome R. Baier
Its: Authorized Representative

{00163867.DOC; 9}    -45-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: /s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

MUTUAL OF OMAHA INSURANCE COMPANY

By: /s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

COMPANION LIFE INSURANCE COMPANY

By: /s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

UNITED WORLD LIFE INSURANCE COMPANY

By: /s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

{00163867.DOC; 9}    -46-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Edward Brennan
Name: Edward Brennan
Title: Senior Director

{00163867.DOC; 9}    -47-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

MODERN WOODMEN OF AMERICA

By: /s/ Michael E. Dau
Name: Michael E. Dau
Title: Treasurer & Investment Manager

{00163867.DOC; 9}    -48-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By: /s/ Thomas Cunningham
Name: Thomas Cunningham
Title: Vice President

{00163867.DOC; 9}    -49-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PHOENIX LIFE INSURANCE COMPANY

By: /s/ Paul M. Chute
Name: Paul M. Chute
Title: Senior Managing Director, Private Placements

PHL VARIABLE INSURANCE COMPANY

By: /s/ Paul M. Chute
Name: Paul M. Chute
Title: Its Duly Authorized Officer

{00163867.DOC; 9}    -50-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

COUNTRY LIFE INSURANCE COMPANY
COUNTRY MUTUAL INSURANCE COMPANY
COTTON STATES LIFE INSURANCE COMPANY

By: /s/ John Jacobs
Name: John Jacobs
Title: Director - Fixed Income

{00163867.DOC; 9}    -51-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

NATIONAL MUTUAL BENEFIT
KANSAS MEDICAL MUTUAL COMPANY
GUARANTY INCOME LIFE INSURANCE COMPANY
OREGON MUTUAL INSURANCE COMPANY
THE PHARMACISTS LIFE INSURANCE COMPANY
PHARMACISTS MUTUAL INSURANCE COMPANY

By:	Prime Advisors, Inc., its Attorney‑in‑Fact

By: /s/ Scott Sell
Name: Scott Sell
Title: Vice President

{00163867.DOC; 9}    -52-

Centennial Energy Holdings, Inc.                    Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA

By: Conning, Inc., as Investment Manager

By: /s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

PRIMERICA LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

By: /s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

5 STAR LIFE INSURANCE COMPANY

By: Conning, Inc., as Investment Manager

By: /s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

{00163867.DOC; 9}    -53-

SCHEDULE A
DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acceptable Broker Dealer” means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations shall be rated “A” or better by S&P or “A2” or better by Moody’s.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” is defined in Section 5.16(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
“Asset Sale” means any conveyance, transfer, lease or other disposition (collectively, for purposes of this definition, a “transfer”), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary (including, without limitation, the issuance thereof by such Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary); (b) all or substantially all of the properties of any division or line of business of the Company or any Subsidiary; (c) any other properties of the Company or any Subsidiary (other than, in the case of this clause (c), (i) transfers of cash or cash equivalents, (ii) sales of inventory or oil and gas production in the ordinary course of business, (iii) any transfer of properties of any Subsidiary to the Company or a Wholly-Owned Subsidiary, and (iv) sales of damaged, worn-out or obsolete equipment that, in the Company’s reasonable judgment, are either no longer used or no longer useful in the business of the Company or its Subsidiaries).

SCHEDULE A-1
{00163867.DOC; 9}              (to Note Purchase Agreement)

“Asset Sale Prepayment Date” is defined in Section 8.8.
“Asset Sale Response Date” is defined in Section 8.8.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
“Called Principal” is defined in Section 8.7
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
“Capitalization Ratio” means the ratio of Total Debt to Total Capitalization.
“Centennial Financial Statements” means (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the two fiscal years of the Company most recently completed and consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for each such year, and related schedules and notes, all reported on by the Company’s independent auditors (which shall be Deloitte & Touché LLP or another nationally recognized independent accounting firm), provided that the Company shall have 120 days from the end of each fiscal year to prepare and release such audited financial statements; and (ii) unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed and the comparable quarterly period in the preceding fiscal year and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for such period, provided that the Company shall have 60 days from the end of each fiscal quarter to prepare and release such financial statements.
“Centennial International” means Centennial Energy Resources International Inc., a Delaware corporation.
“Change in Control” means the occurrence of any event whereby MDU ceases to own direct or indirect sole beneficial ownership (as defined under Regulation 13d-3 of the Exchange Act as in effect on the date of this Agreement) of at least 51% of (x) the combined voting power of the Company’s securities which are entitled to vote generally in the election of directors of the Company and (y) each other class of equity securities of the Company.
“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

{00163867.DOC; 9}    A-2

“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Commodity Contract” means any agreement, device or arrangement providing for payments which are related to fluctuations in commodity prices, including commodity swap or forward sale or purchase agreements.
“Company” means Centennial Energy Holdings, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2.
“Confidential Information” is defined in Section 20.
“Consolidated Net Income” means, for any period, consolidated net income (or net loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP computed for the purposes of this definition without giving effect to extraordinary losses or extraordinary gains for such period.
“Consolidated Net Worth” means, at any time, the excess of total assets of the Company and its Subsidiaries over total liabilities of the Company and its Subsidiaries as of the last day of the fiscal quarter most recently then ended, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Assets” means, as of any time, the total amount of assets which would appear on a consolidated balance sheet of the Company at such time prepared in accordance with GAAP.
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Covered Contracts” means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating interest rate, exchange rate or price risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person and not for the purposes of financing, speculation or taking a “market view.”
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

{00163867.DOC; 9}    A-3

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest on the Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“Discounted Value” is defined in Section 8.7.
“EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period plus (b) all amounts treated as expenses for depreciation (including any non-cash charge relating to asset impairment determined in accordance with GAAP) and interest and the amortization of intangibles of any kind for such period to the extent included in the determination of Consolidated Net Income plus (c) all taxes accrued for such period on or measured by income to the extent included in the determination of Consolidated Net Income; provided, that Consolidated Net Income shall be computed for purposes of this definition without giving effect to extraordinary losses or extraordinary gains for such period.
“Environmental Claims” means all material claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), insolvent (within the meaning of Section 4245 of ERISA) or in “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) a failure by the Company or any ERISA Affiliate to make required contributions to a Pension Plan or Multiemployer Plan, or the imposition of a lien in favor of a Pension Plan under Section 430(k) of the Code or Section 303(k) of ERISA; (f) an event or

{00163867.DOC; 9}    A-4

condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan for the imposition of any liability under Section 4069 of 4212(c) of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver pursuant to Section 412 of the Code or Section 302(c) of ERISA with respect to any Plan; or (i) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).
“ERISA Termination Event” means the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as the termination of a Pension Plan, under Sections 4041, 4041A or 4042 of ERISA.
“Event of Default” is defined in Section 11.
“Excess Proceeds Amount” means, at any time, the excess, if any, of (A) the Gross Proceeds Amounts of all Asset Sales during the prior twelve months over (B) 20% of Consolidated Total Assets as of the end of the prior fiscal quarter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, at any time with respect to any property of any kind or character, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.
“Financial Contract” means any agreement, device or arrangement providing for payments related to fluctuations of interest rates, including interest rate swap or exchange agreements, interest rate cap or collar protection agreements and interest rate options.
“First Closing” is defined in Section 3.
“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any State or other political subdivision thereof, or

{00163867.DOC; 9}    A-5

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Gross Proceeds Amount” means, with respect to any Asset Sale, the aggregate amount of the proceeds received from such Asset Sale. For purposes of any calculation pursuant to clause (1) or (2) of Section 10.6 or the definition of “Excess Proceeds Amount,” such proceeds shall be deemed to equal the Fair Market Value of the property and assets subject to the Asset Sales with respect to which such calculation is being made, determined in good faith at the time of such Asset Sales by a Responsible Officer.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required

{00163867.DOC; 9}    A-6

or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“Indebtedness” of any Person means, at any time, without duplication,
(a)    all indebtedness for borrowed money;
(b)    all redemption obligations in respect of redeemable Preferred Stock;
(c)    all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms);
(d)    all reimbursement or payment obligations (contingent or otherwise) with respect to Surety Instruments;
(e)    all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(f)    all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);
(g)    all liabilities properly appearing on the Person’s balance sheet with respect to Capital Leases;
(h)    net liabilities under Swap Contracts;
(i)     indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;
(j)    all Securitization Obligations of such Person; and

{00163867.DOC; 9}    A-7

(k)    all Guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above.
Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or member.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, including, without limiting the foregoing, any Qualified Institutional Buyer.
“International Subsidiary” means Centennial International or any Subsidiary thereof (other than any Project Finance Subsidiary)
“Iranian Sector” means (i) activities to develop petroleum or natural gas resources or nuclear power in Iran, including, but not limited to, providing oil or liquefied natural gas tankers or products used to construct or maintain pipelines used to transport oil or liquefied natural gas for the energy sector in Iran, (ii) activities to supply, maintain or enhance any aspect of the Iranian military, including, but not limited to, the research and development of nuclear weapons and (iii) the banking and financial services sector of Iran.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Loan Document” means the Second Amended and Restated Credit Agreement, dated as of June 8, 2012, among the Company, the lenders party thereto and U.S. Bank National Association, as Administrative Agent, and the related notes, letters of credit, letter of credit applications, fee letters and other documents and agreements contemplated thereby.
“Make-Whole Amount” is defined in Section 8.7.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

{00163867.DOC; 9}    A-8

“Material Credit Facility” means, as to the Company and its Subsidiaries,
(a)    the Second Amended and Restated Credit Agreement, dated as of June 8, 2012, among the Company, the several financial institutions from time to time party thereto, and U.S. Bank National Association, as Administrative Agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and
(b)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $200,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Maturity Date” is defined in the first paragraph of each Note.
“MDU” means MDU Resources Group, Inc., a Delaware corporation.
“Memorandum” is defined in Section 5.3.
“Montana-Dakota” means Montana-Dakota Utilities Co., a division of MDU.
“Moody’s” means Moody’s Investors Services, Inc.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Notes” is defined in Section 1.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

{00163867.DOC; 9}    A-9

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years but excluding any Multiemployer Plan.
“Permitted Liens” is defined in Section 10.5.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Priority Debt” means (without duplication) the aggregate of all Indebtedness of Subsidiaries of the Company (other than redemption obligations in respect of mandatory redeemable Preferred Stock held by the Company or Wholly-Owned Subsidiaries) plus Preferred Stock of Subsidiaries held by Persons other than the Company or Wholly-Owned Subsidiaries plus all Indebtedness and judgments secured by Liens other than Liens permitted by clauses (a) – (o), inclusive, of Section 10.5; provided, however, that Priority Debt shall not include (w) Indebtedness of a Subsidiary owed to the Company or any Wholly-Owned Subsidiary (other than a Project Finance Subsidiary), (x) Indebtedness under Covered Contracts, (y) Indebtedness of WBI Energy Transmission to the extent such Indebtedness does not exceed $175,000,000, and (z) Indebtedness of a Project Finance Subsidiary for which neither the Company nor any other Subsidiary (other than another Project Finance Subsidiary) has any liability (other than pursuant to Liens permitted by Section 10.5(n)).
“Project Finance Subsidiary” means any Subsidiary that meets each of the following requirements: (a) it is primarily engage, directly or indirectly, in the ownership, operation and/or financing of independent power production and related facilities and assets; (b) neither the Company nor any other Subsidiary (other than another Project Finance Subsidiary) has any liability, contingent or otherwise, for the Indebtedness or other obligations of such Subsidiary (other than non-recourse liability resulting solely from the pledge of stock of such Subsidiary); and (c) it has Indebtedness owing to, or commitments therefor from, Persons other than the Company and its Subsidiaries.

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“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Property Reinvestment Application” means the application of an amount equal to the Excess Proceeds Amount to the acquisition by the Company or any Subsidiary, as the case may be, of assets (i) similar to those disposed by such Person, or (ii) of a type used in the business of the Company or such Subsidiary as of the date of this Agreement or another business that is substantially similar thereto. For clarification, an exchange of property on which recognition of gain or loss would be exempted from recognition pursuant to Section 1031 of the Code shall constitute an Asset Sale and a Property Reinvestment Application.
“Proposed Prepayment Date” is defined in Section 8.3(b).
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Reinvestment Yield” is defined in Section 8.7.
“Remaining Average Life” is defined in Section 8.7.
“Remaining Scheduled Payments” is defined in Section 8.7.
“Reportable Event” means any of the events set forth in Section 4043(b) or 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill Inc.

{00163867.DOC; 9}    A-11

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Second Closing” is defined in Section 3.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Securitization Obligations” means, with respect to any Securitization Transaction, the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in) or holders of obligations that are supported or secured by accounts receivable, lease receivables and other rights to payment in connection with such Securitization Transaction.
“Securitization Transaction” means any sale, assignment or other transfer by the Company or any Subsidiary (other than a Project Finance Subsidiary) of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Company or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.
“Series C Notes” is defined in Section 1.
“Series D Notes” is defined in Section 1.
“Series E Notes” is defined in Section 1.
“Series F Notes” is defined in Section 1.
“Settlement Date” is defined in Section 8.7.
“Source” is defined in Section 6.2.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of

{00163867.DOC; 9}    A-12

contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.
“Subsidiary Guaranty” is defined in Section 9.7(a).
“Substitute Purchaser” is defined in Section 21.
“Super‑Majority Holders” means at any time on or after the Closing, the holders of at least 66‑2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means swap agreements (as such term is defined in Section 101(53B) of the United States Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices, including Commodity Contracts and Financial Contracts.
“Total Capitalization” means, with respect to any Person, the sum of (a) the total consolidated stockholders’ or owners’ equity of such Person determined in accordance with GAAP (excluding any non-cash gain or loss with respect to Covered Contracts resulting from the requirements of Accounting Standards Codification 815-20-25-104, formerly known as FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”) plus (b) the Total Debt of such Person.
“Total Debt” means, with respect to any Person, the total consolidated Indebtedness of such Person, excluding (a) Indebtedness under Covered Contracts and (b) 80% of the amount of all contingent reimbursement or payment obligations with respect to unsecured surety bonds incurred in the ordinary course of business includable in the computation of “Indebtedness” pursuant to item (d) of the definition thereof but for this exclusion.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 302(d)(7) of ERISA, over the current value of that Plan’s assets, determined in

{00163867.DOC; 9}    A-13

accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States Government Security” means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2011, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions” is defined in Section 5.16(a).
“WBI Energy Transmission” means WBI Energy Transmission, Inc., a Delaware corporation.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

{00163867.DOC; 9}    A-14

SCHEDULE 1-A
[FORM OF SERIES A NOTE]
CENTENNIAL ENERGY HOLDINGS, INC.
3.99% SENIOR NOTE, SERIES A, DUE DECEMBER 20, 2019
No. [_____]    [Date]
$[_______]    PPN 15135# BL5
FOR VALUE RECEIVED, the undersigned, CENTENNIAL ENERGY HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 20, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.99% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.99% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

SCHEDULE 1-A
{00163867.DOC; 9}              (to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CENTENNIAL ENERGY HOLDINGS, INC.

By
[Title]

{00163867.DOC; 9}    SCHEDULE 1-A

SCHEDULE 1-B
[FORM OF SERIES B NOTE]
CENTENNIAL ENERGY HOLDINGS, INC.
4.57% SENIOR NOTE, SERIES B, DUE DECEMBER 20, 2022
No. [_____]    [Date]
$[_______]    PPN 15135# BM3
FOR VALUE RECEIVED, the undersigned, CENTENNIAL ENERGY HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 20, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.57% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.57% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

SCHEDULE 1-B
{00163867.DOC; 9}              (to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CENTENNIAL ENERGY HOLDINGS, INC.

By
[Title]

{00163867.DOC; 9}    SCHEDULE 1-B

SCHEDULE 1-C
[FORM OF SERIES C NOTE]
CENTENNIAL ENERGY HOLDINGS, INC.
4.97% SENIOR NOTE, SERIES C, DUE DECEMBER 20, 2027
No. [_____]    [Date]
$[_______]    PPN 15135# BN1
FOR VALUE RECEIVED, the undersigned, CENTENNIAL ENERGY HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 20, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.97% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.97% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

SCHEDULE 1-C
{00163867.DOC; 9}              (to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CENTENNIAL ENERGY HOLDINGS, INC.

By
[Title]

{00163867.DOC; 9}    SCHEDULE 1-C

SCHEDULE 1-D
[FORM OF SERIES D NOTE]
CENTENNIAL ENERGY HOLDINGS, INC.
3.99% SENIOR NOTE, SERIES D, DUE DECEMBER 20, 2019
No. [_____]    [Date]
$[_______]    PPN 15135# BP6
FOR VALUE RECEIVED, the undersigned, CENTENNIAL ENERGY HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 20, 2019, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.99% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.99% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1-D
{00163867.DOC; 9}              (to Note Purchase Agreement)

writing, new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CENTENNIAL ENERGY HOLDINGS, INC.

By
[Title]

{00163867.DOC; 9}    SCHEDULE 1-D

SCHEDULE 1-E
[FORM OF SERIES E NOTE]
CENTENNIAL ENERGY HOLDINGS, INC.
4.57% SENIOR NOTE, SERIES E, DUE DECEMBER 20, 2022
No. [_____]    [Date]
$[_______]    PPN 15135# BQ4
FOR VALUE RECEIVED, the undersigned, CENTENNIAL ENERGY HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 20, 2022, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.57% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.57% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

SCHEDULE 1-E
{00163867.DOC; 9}              (to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CENTENNIAL ENERGY HOLDINGS, INC.

By
[Title]

{00163867.DOC; 9}    SCHEDULE 1-E

SCHEDULE 1-F
[FORM OF SERIES F NOTE]
CENTENNIAL ENERGY HOLDINGS, INC.
4.97% SENIOR NOTE, SERIES F, DUE DECEMBER 20, 2027
No. [_____]    [Date]
$[_______]    PPN 15135# BR2
FOR VALUE RECEIVED, the undersigned, CENTENNIAL ENERGY HOLDINGS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on December 20, 2027, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.97% per annum from the date hereof, payable semiannually, on the 20th day of June and December in each year, commencing with the June 20 or December 20 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.97% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 20, 2012 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of,

SCHEDULE 1-F
{00163867.DOC; 9}              (to Note Purchase Agreement)

the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CENTENNIAL ENERGY HOLDINGS, INC.

By
[Title]

{00163867.DOC; 9}    SCHEDULE 1-F

SCHEDULE 4.4(a)
FORM OF OPINION OF COHEN TAUBER SPIEVACK & WAGNER P.C.

[Letterhead of Cohen Tauber Spievack & Wagner P.C.]
[Closing]

Ladies and Gentlemen:
We have acted as special counsel for Centennial Energy Holdings, Inc., a Delaware corporation (the “Company”), in connection with the negotiation, execution and delivery of that certain Note Purchase Agreement, dated as of December 20, 2012 (the “Agreement”), between the Company and the Purchasers of the notes issued thereunder, pursuant to which the Company has issued to the Purchasers today its [3.99% Senior Notes, Series A, due December 20, 2019, its 4.57% Senior Notes, Series B, due December 20, 2022 and its 4.97% Senior Notes, Series C, due December 20, 2027] or [3.99% Senior Notes, Series D, due December 20, 2019, its 4.57% Senior Notes, Series E, due December 20, 2022 and its 4.97% Senior Notes, Series F, due December 20, 2027] (the “Notes”) of the Company in the aggregate principal amount of [$150,000,000] [$100,000,000], and certain of the documents referred to therein. Capitalized terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement unless otherwise defined or stated herein. This letter is being delivered to you in satisfaction of the condition set forth in Section 4.4 of the Agreement and with the understanding that the Purchasers are purchasing the Notes in reliance on the opinions expressed herein.
For the purpose of rendering the opinions contained herein, we have examined and reviewed the Agreement and the Notes.
We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies. We have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Agreement by all parties thereto other than the Company and the validity and binding effect of the Agreement upon such parties. In addition, with respect to our opinion in paragraph 1, we have relied on the opinion of Paul K. Sandness contained in paragraphs 1, 2, 3 and 4 of the letter dated the date hereof addressed to you.
As to any facts that we did not independently establish or verify, we have relied without independent investigation upon statements, representations and certificates of officers of the Company and as to the matters addressed therein, upon certificates or communications from

{00163867.DOC; 9}    SCHEDULE 4.4(a) - 1

public officials. As used herein, the phrase “to our knowledge” with respect to the existence or absence of facts is intended to signify that, while we have made no specific inquiry or other independent examination to determine the existence or absence of such facts, no factual information has come to the attention of the attorneys in this firm performing services on behalf of the Company and in connection with the transactions contemplated by the Agreement and the preparation of this opinion which causes such attorneys to believe that such facts are not accurate.
With respect to the opinion expressed in paragraph 2 below, we have also relied upon the representation made by you in Section 6.1 of the Agreement.
Based on and subject to the foregoing and upon such investigation as we have deemed necessary, it is our opinion that:
1.    Each of the Agreement and the Notes constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and of general principles of equity (regardless of whether applied in a proceeding in equity or at law).
2.    Assuming that the offering, issuance, sale and delivery of the Notes occur under the circumstances contemplated by the Agreement, the registration of such offering, issuance and sale of the Notes is not required under the Securities Act and the qualification of an indenture in respect of the Notes is not required under the Trust Indenture Act of 1939, as amended.
3.    The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
4.    The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes under the circumstances contemplated by the Agreement and fulfillment of and compliance with the respective provisions of the Agreement and the Notes will not (i) violate any applicable law (including any securities or state blue sky law), statute, rule or regulation to which the Company is subject or by which the Company is bound; or (ii) require any authorization, consent, approval, exemption or other action by or filing with any administrative or governmental body (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state blue sky law authorities.
5.    The Company is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.
This opinion is limited to matters of the corporation law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

{00163867.DOC; 9}    SCHEDULE 4.4(a) - 2

This opinion is intended solely for the use of the Purchasers and is rendered solely in connection with the Agreement, and without our written consent may not be (a) relied upon by you for any other purpose, or (b) relied upon by any other Person or entity for any purpose, except that each subsequent institutional holder of the Notes may rely upon this opinion as of the date hereof. The opinions expressed above are limited to the law and facts in effect on the date hereof. We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which might alter, affect or modify the opinions expressed herein.

Very truly yours,

{00163867.DOC; 9}    SCHEDULE 4.4(a) - 3

SCHEDULE 4.4(b)
FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY
[Closing]
Ladies and Gentlemen:
I am General Counsel of Centennial Energy Holdings, Inc., a Delaware corporation (the “Company”), and in such capacity, I am familiar with that certain Note Purchaser Agreement, dated as of December 20, 2012, (the “Agreement”), between the Company and the Purchasers of the notes issued thereunder, pursuant to which the Company has issued to the Purchasers today its [3.99% Senior Notes, Series A, due December 20, 2019, its 4.57% Senior Notes, Series B, due December 20, 2022 and its 4.97% Senior Notes, Series C, due December 20, 2027] or [3.99% Senior Notes, Series D, due December 20, 2019, its 4.57% Senior Notes, Series E, due December 20, 2022 and its 4.97% Senior Notes, Series F, due December 20, 2027] (the “Notes”) of the Company in the aggregate principal amount of [$150,000,000] [$100,000,000], and certain of the documents referred to therein. This opinion is being delivered to you in satisfaction of a condition set forth in Section 4.4 of the Agreement and with the understanding that the Purchasers are purchasing the Notes issued pursuant to the Agreement today in reliance on the opinions expressed herein.
Unless otherwise defined herein, expressions which are defined in the Agreement shall have the respective meanings assigned to them therein.
As a basis for the opinions hereinafter expressed, I have examined the following:
(i)    the Agreement;
(ii)    the Notes;
(iii)    the Certificates of Incorporation and the By-laws (collectively, the “Organic Documents”) of the Company and the Principal Subsidiaries (as defined below) and any amendments thereto.
I have also examined such certificates of public officials, certificates of officers of (y) the Company and (z) WBI Holdings, Inc., a Delaware corporation, Knife River Corporation, a Delaware corporation and MDU Construction Services Group, Inc., a Delaware corporation (each a “Principal Subsidiary” and collectively, the “Principal Subsidiaries”) and copies certified to my satisfaction of corporate documents and records of the Company and the Principal Subsidiaries, certificates of public officials as to questions of fact material to my opinion that I did not independently establish, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. I have assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Agreement by all parties thereto other than the Company.

{00163867.DOC; 9}    SCHEDULE 4.4(b) - 1

Based upon the foregoing, I am of the opinion that:
1.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Each Principal Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware. The Company and each Principal Subsidiary have the corporate power to carry on their respective businesses as now being conducted.
2.    The execution, delivery and performance by the Company of the Agreement and the Notes are within the Company’s corporate powers, have been duly authorized by all necessary corporate action on the part of the Company and do not
(a)    contravene the Company’s Organic Documents;
(b)    contravene (i) any contractual restriction, or (ii) any law, or governmental regulation or, to the best of my knowledge after due inquiry, any order, writ, injunction or decree of any court or governmental authority or any agency or any arbitral award applicable to the Company; or
(c)    result in, or require the creation or imposition of, any Lien on any of the properties of the Company.
3.    The due execution, delivery and performance by (a) the Company of the Agreement and the Notes under the circumstances contemplated by the Agreement will not require (i) any authorization, consent, approval, exemption, or other action by or filing with any administrative or governmental body or (ii) any authorization, consent, approval, or other action by or notice to any Person.
4.    Each of the Agreement and the Notes has been validly authorized, executed and delivered by the Company.
5.    There is no pending action or proceeding nor, to the best of my knowledge, any action or proceeding threatened in writing against the Company before any court, governmental agency or arbitrator (a) which purports to affect the legality, validity, binding effect or enforceability of the Agreement or the Notes or (b) which may materially adversely affect the financial condition, operations, assets, business or properties of the Company and its Subsidiaries taken as a whole.
The opinions expressed herein are limited to the laws of the states of North Dakota and Delaware. I am a member of the North Dakota Bar and do not hold myself out as an expert on the laws of the state of Delaware, but I have made a study through counsel located therein or otherwise of the laws of such state insofar as such laws are involved in the conclusions stated in this opinion.
This opinion is intended solely for your use and the use of your counsel, and is rendered solely in connection with the Agreement. A copy of this opinion may be delivered to any

{00163867.DOC; 9}    SCHEDULE 4.4(b) - 2

transferee of all or part of a Note (“Transferee”) or to any Person to which you or such Transferee sells or offers to sell any Note or to any Person which participates in any Note, and such Transferee or Person may rely upon this opinion as if it were addressed and had been delivered to such Transferee or Person on the date hereof. This opinion may not be (a) relied upon by you or your counsel for any other purpose, or (b) relied upon by any other person or entity for any purpose, other than Cohen Tauber Spievack & Wagner P.C., special counsel to the Company, to the extent set forth in its opinion of even date addressed to you, without my prior consent. This opinion may be delivered to, but may not be relied upon by, regulatory authorities including the National Association of Insurance Commissioners. I disclaim any obligation to advise you or your counsel of facts, circumstances, events or developments which hereafter may be brought to my attention and which might alter, affect or modify the opinions expressed herein. The opinions expressed above are limited to the law and facts in effect on the date hereof.

Very truly yours,

Paul K. Sandness

General Counsel

{00163867.DOC; 9}    SCHEDULE 4.4(b) - 3

SCHEDULE 4.4(c)
FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS
To Be Provided on a Case by Case Basis

SCHEDULE 4.4(c)
{00163867.DOC; 9} (to Note Purchase Agreement)

SCHEDULE 5.4
SUBSIDIARIES AND MINORITY INTERESTS
I.    Company's Subsidiaries

1.	Alaska Basic Industries, Inc., an Alaska corporation, 100%

2.	Ames Sand & Gravel, Inc., a North Dakota corporation, 100%

3.	Anchorage Sand and Gravel Company, Inc., an Alaska corporation , 100%

4.	Baldwin Contracting Company, Inc., a California corporation, 100%

5.	BEH Electric Holdings, LLC, a Nevada limited liability company, 100%

6.	Bell Electrical Contractors, Inc., a Missouri corporation, 100%

7.	BMH Mechanical Holdings, LLC, a Nevada limited liability company, 100%

8.	Bombard Electric, LLC, a Nevada limited liability company, 100%

9.	Bombard Mechanical, LLC, a Nevada limited liability company, 100%

10.	Capital Electric Construction Company, Inc., a Kansas corporation, 100%

11.	Capital Electric Line Builders, Inc., a Kansas corporation, 100%

12.	Centennial Energy Resources International, Inc., a Delaware corporation, 100%

13.	Centennial Energy Resources LLC, a Delaware limited liability company, 100%

14.	Centennial Holdings Capital LLC, a Delaware limited liability company, 100%

15.	Central Oregon Redi-Mix, L.L.C., an Oregon limited liability company, 78%

16.	Concrete, Inc., a California corporation, 100%

17.	Connolly-Pacific Co., a California corporation, 100%

18.	Continental Line Builders, Inc., a Delaware corporation, 100%

19.	Coordinating and Planning Services, Inc., a Delaware corporation, 100%

20.	Desert Fire Holdings, Inc., a Nevada corporation, 100%

21.	Desert Fire Protection, a Nevada Limited Partnership, 100%

22.	Desert Fire Protection, Inc., a Nevada corporation, 100%

23.	Desert Fire Protection, LLC, a Nevada limited liability company, 100%

24.	D S S Company, a California corporation, 100%

25.	E.S.I., Inc., an Ohio corporation, 100%

26.	Fairbanks Materials, Inc., an Alaska corporation, 100%

27.	Fidelity Exploration & Production Company, a Delaware corporation, 100%

28.	Fidelity Oil Co., a Delaware corporation, 100%

29.	Frebco, Inc., an Ohio corporation, 100%

30.	FutureSource Capital Corp., a Delaware corporation, 100%

31.	Granite City Ready Mix, Inc., a Minnesota corporation, 100%

32.	Hamlin Electric Company, a Colorado corporation, 100%

33.	Harp Engineering, Inc., a Montana corporation, 100%

34.	Hawaiian Cement, a Hawaii partnership, 100%

35.	ILB Hawaii, Inc., a Hawaii corporation, 100%

36.	Independent Fire Fabricators, LLC, a Nevada limited liability company, 100%

37.	International Line Builders, Inc., a Delaware corporation, 100%

38.	InterSource Insurance Company, a Vermont corporation, 100%

39.	Jebro Incorporated, an Iowa corporation, 100%

40.	JTL Group, Inc., a Montana corporation, 100%

SCHEDULE 5.4 - 1
{00163867.DOC; 9}    (to Note Purchase Agreement)

41.	JTL Group, Inc., a Wyoming corporation, 100%

42.	Kent’s Oil Service, a California corporation, 100%

43.	Knife River Corporation, a Delaware corporation, 100%

44.	Knife River Corporation – North Central, a Minnesota corporation, 100%

45.	Knife River Corporation – Northwest, an Oregon corporation, 100%

46.	Knife River Corporation – South, a Texas corporation, 100%

47.	Knife River Dakota, Inc., a Delaware corporation, 100%

48.	Knife River Equipment, Inc., a Delaware corporation, 100%

49.	Knife River Hawaii, Inc., a Delaware corporation, 100%

50.	Knife River Marine, Inc., a Delaware corporation, 100%

51.	Knife River Midwest, LLC, a Delaware limited liability company, 100%

52.	KRC Holdings, Inc., a Delaware corporation, 100%

53.	LME&U Holdings, LLC, a Nevada limited liability company, 100%

54.	Lone Mountain Excavation & Utilities, LLC, a Nevada limited liability company, 100%

55.	Loy Clark Pipeline Co., an Oregon corporation, 100%

56.	LTM, Incorporated, an Oregon corporation, 100%

57.	MDU Brasil Ltda., a Brazil limited liability company, 100%

58.	MDU Construction Services Group, Inc., a Delaware corporation, 100%

59.	MDU Industrial Services, Inc., a Delaware corporation, 100%

60.	MDU Resources International LLC, a Delaware limited liability company, 100%

61.	MDU Resources Luxembourg I LLC S.a.r.l., a Luxembourg limited liability company, 100%

62.	MDU Resources Luxembourg II LLC S.a.r.l., a Luxembourg limited liability company, 100%

63.	Midland Technical Crafts, Inc., a Delaware corporation, 100%

64.	Netricity LLC, an Alaska limited liability company, 75%

65.	Nevada Solar Solutions, LLC, a Delaware limited liability company, 100%

66.	Northstar Materials, Inc., a Minnesota corporation, 100%

67.	Oregon Electric Construction, Inc., an Oregon corporation, 100%

68.	Pouk & Steinle, Inc., a California corporation, 100%

69.	Prairielands Energy Marketing, Inc., a Delaware corporation, 100%

70.	Prairielands Magnetics Limited, a Scotland private limited company, 100%

71.	Rocky Mountain Contractors, Inc., a Montana corporation, 100%

72.	USI Industrial Services, Inc., a Delaware corporation, 100%

73.	The Wagner Group, Inc., a Delaware corporation, 100%

74.	Wagner Industrial Electric, Inc., a Delaware corporation, 100%

75.	The Wagner-Smith Company, an Ohio corporation, 100%

76.	Wagner-Smith Equipment Co., a Delaware corporation, 100%

77.	Wagner-Smith Pumps & Systems, Inc., an Ohio corporation, 100%

78.	Warner Enterprises, Inc., a Nevada corporation, 100%

79.	WBI Canadian Pipeline, Ltd., a Canadian corporation, 100%

80.	WBI Energy, Inc., a Delaware corporation, 100%

81.	WBI Energy Midstream, LLC, a Colorado limited liability company, 100%

82.	WBI Energy Services, Inc., a Delaware corporation, 100%

83.	WBI Energy Transmission, Inc., a Delaware corporation, 100%

84.	WBI Holdings, Inc., a Delaware corporation, 100%

85.	WHC, Ltd., a Hawaii corporation, 100%

SCHEDULE 5.4 - 2
{00163867.DOC; 9}    (to Note Purchase Agreement)

SCHEDULE 5.15

EXISTING INDEBTEDNESS

(As of September 30, 2012)

Amount
Centennial Energy Holdings, Inc.                     Outstanding
Prudential                                $ 466,000,000
Note Purchase Agreements                        $ 148,666,666
Commercial Paper                            $ 350,443,215
Interest Rate Swap Agreements                    $ 7,779,152

Knife River Corporation
Various Other Debt                            $ 439,415

MDU Construction Services Group, Inc.
Various Other Debt                            $ 286,381

WBI Holdings, Inc.
Prudential Insurance Company                    $ 100,000,000
Various Capital Leases                        $ 2,531,486

SCHEDULE 5.15
{00163867.DOC; 9} (to Note Purchase Agreement)

SCHEDULE 10.5

EXISTING LIENS

Liens on certain assets of WBI Energy Midstream, LLC, f/k/a Bitter Creek Pipelines, LLC, under the Agreement for the Construction, Ownership and Operation of the Belfield Gas Plant and Related Facilities in Stark and Billings Counties, North Dakota.

SCHEDULE 10.5
{00163867.DOC; 9} (to Note Purchase Agreement)